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                                                                   EXHIBIT 10.18

                             REDEMPTION AGREEMENT
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                                    FOR THE
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                                  COMMON STOCK
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                                       OF
                                       --

               PARASOLE RESTAURANT HOLDINGS, INC. AND BUCA, INC.
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     AGREEMENT made as of the 30 day of September, 1996, by and between PARASOLE
                              --
RESTAURANT HOLDINGS, INC. ("Parasole"), a corporation created and existing under the laws of the State of Minnesota with its principal place of business at 3001 Hennepin Avenue South, Suite 301A, Minneapolis, Minnesota 55408, and BUCA, INC. ("BUCA"), a corporation created and existing under the laws of the State of Minnesota with its principal place of business at 1422 Lake Street, Suite 220, Minneapolis, Minnesota 55408.

     WITNESSETH:

     WHEREAS, Parasole maintains an employee stock ownership plan ("ESOP") for the benefit of its employees and BUCA intends to maintain an ESOP after BUCA is spun off from Parasole;

     WHEREAS, after BUCA is spun off, the parties' ESOPs will hold shares of common stock of both Parasole and BUCA which are allocated to the accounts of employees;

     WHEREAS, the parties believe it is financially equitable, and in their mutual best interests and in the interests of their employees, to provide a market for allocated ESOP stock and to provide that each corporation shall be primarily responsible for redeeming its own stock regardless from which ESOP it is distributed or sold; and

     WHEREAS, each party wishes that, in the event the common stock of the other party is not publicly traded or is subject to restrictions on transfer at the time a distribution is to be made from its ESOP, the other party shall be obligated to redeem such common stock from the party itself, its ESOP, or from the individual who receives the distribution;

     NOW, THEREFORE, in consideration of their respective promises, agreements, and covenants herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Definitions.
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     (A)  "BUCA ESOP" means the employee stock ownership plan which is to be sponsored by BUCA and created in connection with the spin-off of BUCA from Parasole. The BUCA ESOP will hold the assets currently in the Parasole ESOP attributable to the accounts of
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employees of BUCA, employees of its subsidiaries, and their beneficiaries. The
BUCA ESOP assets will include shares of stock of BUCA and Parasole after said spin-off.

     (B) "Parasole ESOP" means the employee stock ownership plan which is maintained by Parasole for its employees and the employees of its subsidiaries (including at the time of this agreement, the employees of BUCA). After the spin-off of BUCA, the Parasole ESOP will have accounts for its participants and their beneficiaries that are expected t included shares of stock of BUCA and Parasole.

     (C) The "Purchase Price" of any shares of stock shall be the most recent fair market value as determined by an independent appraiser pursuant to the terms of the ESOP which holds or has distributed the stock. If, however, one of the parties should become a disqualified person (within the meaning of Section 4975(e)(2) of the Internal Revenue Code) with respect to the other party's ESOP and is purchasing stock directly from such ESOP, the Purchase Price shall be determined as of the date of the purchase, and the price given in the notice required under paragraph 4 shall be a good faith estimate of the current fair market value of the stock.

     (D) "Qualifying BUCA ESOP Distribution" means any distribution from the BUCA ESOP of the vested portion of an account which includes shares of Parasole stock to a participant or beneficiary at a time when the Parasole stock of the class held in said account either is not readily tradable on an established market, or, if so tradable, is subject to restrictions on transfer at the time of the distribution.

     (E) "Qualifying Parasole ESOP Distribution" means any distribution from the Parasole ESOP of the vested portion of an account which includes shares of BUCA stock to a participant or beneficiary at a time when the BUCA stock of the class held in said account either is not readily tradable on an established market, or, if so tradable, is subject to restrictions on transfer at the time of the distribution.

     2.   BUCA Redemptions.  In the event a Qualifying Parasole ESOP
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Distribution is to be made, BUCA shall facilitate said distribution by redeeming the shares of BUCA stock in the relevant account at the Purchase Price from the party designated by Parasole, whether from the Parasole ESOP, Parasole, or the participant or beneficiary. No redemption will be required, however, from the Parasole ESOP if the redemption would constitute a prohibited transaction under ERISA or the Internal Revenue Code for which there is no available exemption.
The redemption shall be made at the time requested by Parasole, but shall not be sooner than 10 days after notice from Parasole to BUCA.

     3.   Parasole Redemptions.  In the event a Qualifying BUCA ESOP
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Distribution is to be made, Parasole shall facilitate said distribution by redeeming the shares of Parasole stock in the relevant account at the Purchase Price from the party designated by BUCA, whether from the BUCA ESOP, BUCA, or the participant or beneficiary. No redemption will be required, however, from the BUCA ESOP if the redemption would constitute a prohibited transaction under ERISA or the Internal Revenue Code for which there is no available exemption. The redemption shall be made at the time requested by BUCA, but shall not be sooner than 10 days after notice from BUCA to Parasole.

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     4.   Notice and Payment.  As a condition of a party's obligation to
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purchase its stock under paragraph 2 or 3, the other party shall give at least
10 business days notice of the number of shares, the Purchase Price, and the date when the stock shall be purchased. All notices and other communications hereunder shall be in writing and shall be deemed given to the other party when hand delivered or mailed by certified mail, postage prepaid, addressed to the other party's principal place of business.

     5.   Termination.  This Agreement shall terminate upon the occurrence of
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(a) the bankruptcy, receivership or dissolution of either of the parties, or (b)
a change in ownership which causes the parties to become members of the same controlled group of corporations within the meaning o Section 414(b) of the Internal Revenue Code.

     6.   Miscellaneous Terms.  This Agreement shall be binding on the parties
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hereto, their successors and assigns.  This Agreement shall be governed by the laws of the State of Minnesota. Nothing in this Agreement shall be construed to alter a participant's rights or a party's obligations under Section 409(h) of the Internal Revenue Code.

     7.   Arbitration.  If any controversy or claim arising out of the
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interpretation of this Agreement cannot be settled by the parties, such controversy or claim shall be settled by arbitration at Minneapolis, Minnesota, in accordance with the then current rules of the American Arbitration Association, and judgement upon the award may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              PARASOLE RESTAURANT
                              HOLDINGS, INC.

                              By /s/  Don W. Hays
                                 -----------------------------------------------
                                 Its  CEO
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                              BUCA, INC.

                              By /s/  Philip A. Roberts
                                 -----------------------------------------------
                                 Its  CEO
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